                                                                 EXHIBIT 23.5

             CONSENT OF INDEPENDENT CERTIFIED PUBLIC ACCOUNTANTS


As independent certified public accountants, we hereby consent to the incorporation of our report dated November 20, 1995 on the Combined Financial Statements of Fennell Container Co., Inc. and affiliates included in this Form 8-K/A into Republic Industries, Inc.'s previously filed Registration Statements on Forms S-3 (Registration Nos. 33-61649, 33-62489 and 33-63735) and S-8
(Registration No. 33-93742).


                                              GAMBLE, GIVENS & MOODY P.A.

North Charleston, South Carolina,
  December 20, 1995